SUBSIDIARIES OF PRAXAIR, INC.

Praxair, Inc. and Subsidiaries

EXHIBIT 21.01

Place of Incorporation
640733 British Columbia Ltd.	British Columbia
Accent Cay Holdings Inc.	B.V.I.
Adirondack Insurance Company	Vermont
Agas Servizi S.r.l	Italy
Amko Service Company	Ohio
Antwerpse Chemische Bedrijven (LCB) N.V	Belgium
Argim Limited	Israel
Asian Surface Technologies Pte. Ltd.	Singapore
Asistir Ltda	Colombia
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
BFPC Investment Corporation	Delaware
CBI Investments, Inc.	Delaware
Chanceller Servicos de Lavanderia Industrial Ltda	Brazil
Coatec Gesellschaft Fur Oberflachenveredelung mbH & Co. KG	Germany
Consultora Rynuter S.A	Uruguay
Cryo Teruel S.A	Spain
CSF Technology, LLC	Delaware
D'Angelo S.p.A	Italy
Domolife S.r.l	Italy
Dorsey Gage Co., Inc.	New York
Dryce Italia S.r.l	Italy
DVCRF Ventures Investment Corporation	Delaware
Euro Cantley S.A	Colombia
Gases Ensenada S.A	Argentina
Grenslandgas GmbH	Germany
Grupo Praxair S. de R.L. de C.V	Mexico
Guangdong Praxair Shaogang Co., Ltd.	China
Helium Centre Pte Ltd.	China
Hielo Seco Ltda	Bolivia
Indugas Holding B.V	Netherlands
Indugas Invest B.V	Netherlands
Indugas N.V	Belgium
Indugas Netherland B.V	Netherlands
Industria Paraguaya de Gases	Paraguay
Ingemedical Ltda	Colombia
Innovative Membrane Systems, Inc.	Delaware
Integrar Comercio e Servicos Industriais Ltda	Brazil
International Cryogenic Equipment Corporation	Delaware
Interwest Home Medical-Alaska, Inc.	Alaska
Julio Pastafiglia & Cia. S.A	Argentina
Kelvin Finance Company Limited	Ireland
Kolux Holdings S.a.r.l	Italy
Korea Liquid Carbonic Company, Ltd.	Korea
Kosmoid Finance	Ireland
Kosmoid Finance (UK) Limited	Ireland
Kunshan Praxair Co., Ltd.	China
L. Clausen & CIA. SRL	Uruguay
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A	Paraguay
Liquid Carbonic do Nordeste, S.A	Brazil
Liquid Carbonic LNG International, Inc.	Delaware

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquido Carbonico Colombiana S.A	Colombia
Liquid Quimica S.A	Brazil
Magaldi Life S.r.l	Italy
Malaysian Industrial Gas Company Sdn. Bhd	Malaysia
Maxima Air Separation Center Limited	Israel
Medical Gases S.R.L	Argentina
MetFabCity Inc.	Delaware
Neotex Solucoes Ambientais Ltda	Brazil
Nitraco N.V	Belgium
Nitropet, S.A. de C.V	Mexico
Nitroxide (1993) Production and Marketing Ltd.	Israel
Old Danford S.A	Uruguay
Oxigenos Camatagua, C.A	Venezuela
Oxigenos de ColombiaLtda	Colombia
Oximesa S.L	Spain
Oxirent	Argentina
Parkgas B.V.B.A	Belgium
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China
Praxair (Nanjing) Carbon Dioxide Co. Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Thailand) Company, Ltd.	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Yueyang) Co., Ltd.	China
Praxair Alberta Inc.	Canada
Praxair Alberta Partnership	Canada
Praxair Asia Management Consulting (Shanghai)
Company Limited	China
Praxair Asia, Inc.	Delaware
Praxair Argentina S.A	Argentina
Praxair Australia Pty. Ltd.	Australia
Praxair B.V	Netherlands
Praxair Bolivia, Ltda	Bolivia
Praxair Canada Inc.	Canada
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co.	Taiwan
Praxair Chile Ltda	Chile
Praxair CMP Products, Inc.	New Hampshire
Praxair e Companhia - Comercio e Servicos	Portugal
Praxair Costa Rica, S.A	Costa Rica
Praxair Deer Park Cogen, Inc.	Delaware
Praxair Distribution, Inc.	Delaware
Praxair Distribution Southeast, LLC	Delaware
Praxair do Brasil Ltda	Brazil
Praxair E-Services Private Limited	India
Praxair Energy Resources, Inc.	Delaware
Praxair Energy Services, Inc.	Delaware
Praxair Espana, S.L	Spain
Praxair Euroholding, S.L	Spain

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Praxair Gases Alberta Inc.	Canada
Praxair G.m.b.H	Germany
Praxair Healthcare Services, Inc.	Delaware
Praxair Holding Company	Canada
Praxair Holding Latinoamerica, S.L	Spain
Praxair Holding N.V	Belgium
Praxair Holdings International, Inc.	Delaware
Praxair Hungary Kft	Hungary
Praxair Hydrogen Supply, Inc.	Delaware
Praxair Iberica, S.A	Spain
Praxair India Private Limited	India
Praxair Investments B.V	Netherlands
Praxair K.K	Japan
Praxair Korea Company Limited	South Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Management Services, Inc.	Delaware
Praxair Meishan (Nanjing)Co., Ltd.	China
Praxair Mexico, S.A. de C.V	Mexico
Praxair Maritime Company	Canada
Praxair MRC S.A.S	France
Praxair N.V	Belgium
Praxair Pacific Limited	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Polska, SP. Z O.O	Poland
Praxair Paraguay S.R.L	Paraguay
Praxair Peru S.A	Peru
Praxair Plainfield, Inc.	Delaware
Praxair Portugal Gases S.A	Portugal
Praxair Produccion Espana, S.L	Spain
Praxair Production N.V	Belgium
Praxair Puerto Rico B.V	Netherlands
Praxair Puerto Rico, Inc.	Delaware
Praxair S.A.S	France
Praxair S.p.A	Italy
Praxair S. T. Technology, Inc.	Delaware
Praxair Sante S.A.S	France
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Canada
Praxair Services et Systemes S.A	France
Praxair Services G.m.b.H	Germany
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Sixon (Anhui) Industrial Gases Co., Ltd.	China
Praxair Soldadura S.L	Spain
Praxair Sudamerica, S.L	Spain
Praxair Surface Holdings SARL	France
Praxair Surface Technologies do Brazil Ltda	Brazil
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies Espana S.A	Spain
Praxair Surface Technologies (Europe) S.A	Switzerland

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Praxair Surface Technologies G.m.b.H	Germany
Praxair Surface Technologies, Inc.	Delaware
Praxair Surface Technologies K.K	Japan
Praxair Surface Technologies Ltd.	United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V	Mexico
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S	France
Praxair Surface Technologies S.p.A	Italy
Praxair Taiwan Co., Ltd.	Taiwan
Praxair Technology, Inc.	Delaware
Praxair Technology Solutions, Inc.	Delaware
Praxair Uruguay Ltda	Uruguay
Praxair Venezuela, S.C.A	Venezuela
Praxair-Ozone, Inc.	Delaware
Praxair.com GmbH	Switzerland
Praxair & M.I. Services France S.a.r.l	France
Praxair & M.I. Services, S.r.l	Italy
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A	Mexico
Rapidox Gases Industriais Ltda	Brazil
RBG Comercio de Metais Ltda	Brazil
Rhee Beheer B.V	Netherlands
Risorse S.p.A	Italy
Rivoira S.p.A	Italy
Shanghai Chemical Industry Park Industrial
Gases Co., Ltd.	China
Shanghai Praxair-Yidian, Inc.	China
Smeding B.V	Netherlands
Soudobeam S.A	Belgium
TAFA Incorporated	Delaware
Tianjin Praxair Inc.	China
Topaz Consultora S.A	Uruguay
Tradewinds Insurance Limited	Bermuda
Transportes Flamingo S/A	Peru
Treffers Precision, Inc.	Arizona
Unigas Co., Ltd.	B.V.I.
Voets B.V	Netherlands
Wall Chemicals, Inc.	Illinois
Welco-CGI Gas Technologies, LLC	Delaware
Weld Consult S.A	Belgium
Westair Cryogenics Company	Delaware
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e White Martins Comercio e Servicos	Portugal
White Martins de Camacari S.A	Bahia
White Martins e Companhia Comercio e Servicos	Portugal
White Martins Gases Industriais do Nordeste S.A	Brazil
White Martins Gases Industriais do Norte S.A	Brazil
White Martins Gases Industriais Ltda	Brazil
White Martins Investimentos Ltda	Brazil